                                                                EXHIBIT 4.3
                         AMENDMENT TO RIGHTS AGREEMENT


         AMENDMENT, dated as of April 21, 1997 (the "Amendment"), to the Rights Agreement dated as of May 8, 1995 (the "Rights Agreement") between BMC SOFTWARE, INC., a Delaware corporation (the "Company"), and BANKBOSTON NA
(the "Rights Agent").

         WHEREAS, pursuant to and in compliance with Section 29 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth in this Amendment to reflect the foregoing;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto hereby agree as follows:

                 1. Section 8(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

                 "The Purchase Price for each one one-thousandth (1/1000) of a Preferred Share pursuant to the exercise of a Right shall be increased to two hundred and fifty dollars ($250), shall be subject to adjustment from time to time as provided in Sections 12 and 14 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph
                 (c) below."

                 2. Section 3(d) of the Rights Agreement is hereby amended by inserting after "May 8, 1995" in line 3 of the legend set forth therein the phrase "as amended as of April 21, 1997."

                 3. The Form of Right Certificate attached to the Rights Agreement as Exhibit B is hereby amended by inserting after "May 8, 1995" in line 3 thereof the phrase "as amended as of April 21, 1997."

                 4. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

                 5. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 6. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered and to become effective, all as of the day and year first above written.

ATTEST:                                                        BMC SOFTWARE, INC.
By:                                                            By:
     -------------------------------------------------------         --------------------------------------------------
     Name:                                                     Name:
           -------------------------------------------------         --------------------------------------------------
     Title:                                                    Title:
           -------------------------------------------------         --------------------------------------------------


ATTEST:                                                        BANKBOSTON NA
By:                                                            By:
     -------------------------------------------------------         --------------------------------------------------
     Name:                                                     Name:
           -------------------------------------------------         --------------------------------------------------
     Title:                                                    Title:
           -------------------------------------------------         --------------------------------------------------






                               BMC SOFTWARE, INC.
                         AMENDMENT TO RIGHTS AGREEMENT

                                      -2-